  As filed with the Securities and Exchange Commission on September  26, 1997

                                                   Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                          SMARTALK TELESERVICES, INC.
             (Exact name of registrant as specified in its charter)



            California                                         95-4502740
  (State or other jurisdiction of                       (I.R.S. Employer ID No.)
  incorporation or organization)



                    1640 South Sepulveda Boulevard, Suite 500
                          Los Angeles, California 90025
                                 (310) 444-8800
                              (310) 444-8822 (fax)
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           SMARTALK TELESERVICES, INC.
                       1996 NONQUALIFIED STOCK OPTION PLAN
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                               David A. Hamburger
                 General Counsel, Vice President - Legal Affairs
                           SmarTalk TeleServices, Inc.
                    1640 South Sepulveda Boulevard, Suite 500
                          Los Angeles, California 90025
                                 (310) 444-8800
                              (310) 444-8822 (fax)
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
  Title of securities to           Amount to be         Proposed maximum        Proposed maximum              Amount of
      be registered                 registered         offering price per      aggregate offering         registration fee
                                                            share(1)                price(1)
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, no                1,466,498           $1.77 - $15.97          $13,775,128.42               $4,173.86
   par value per share

---------------------------

(1) Pursuant to Rule 457(h), these prices are based on the exercise prices of options granted for issuances of the Registrant's Common Stock pursuant to the 1996 Nonqualified Stock Option Plan and the 1996 Stock Incentive Plan (collectively, the "Plans").

         There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plans listed on the cover of the Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

(1) Final Prospectus, dated October 23, 1996, filed by SmarTalk TeleServices, Inc. (the "Company") with the Commission pursuant to Rule 424;

(2) The description of the Common Stock ("Common Stock") of the Company contained in the Company's Registration Statement on Form S-1, filed October 23, 1996;

(3) Annual Report on Form 10-K for the Year Ended December 31, 1996, filed March 26, 1997;

(4) Quarterly Report on Form 10-Q for the Period Ended March 31, 1997, filed May 14, 1997;

(5)      Proxy Statement for the 1997 Annual Meeting, filed April 23, 1997;

(6)      Current Report on Form 8-K, filed June 12, 1997;

(7)      Current Report on Form 8-K, filed June 12, 1997;

(8)      Amendment No. 1 to Current Report on Form 8-KA, filed August 7, 1997;

(9) Quarterly Report on Form 10-Q for the Period Ended June 30, 1997, filed August 14, 1997;

(10)     Amendment No. 1 to Current Report on Form 8-KA, filed August 15, 1997;

(11)     Current Report on Form 8-K, filed August 15, 1997; and

(12)     Current Report on Form 8-K, filed September 26, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, prior to termination of the offering of the Common Stock pursuant to this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code (the "California Law") generally permits indemnification of officers, directors, employees and agents of a California corporation against expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action or third-party action, provided there is a determination by a disinterested quorum of the directors or independent legal counsel or a majority vote of a quorum of the stockholders or the court in which the matter is or was pending that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is expressly prohibited, however, in respect of a derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent approved by the court. The California Law requires indemnification when the person being indemnified has successfully defended the action on the merits or otherwise.

         Expenses incurred by an officer or director in defending an action may be paid in advance, under the California Law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the California Law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

         The California Law permits a California corporation to provide indemnification in excess of that provided in the statutes. The California Law does not require authorizing provisions in the articles of incorporation and does not contain express prohibitions on indemnification in certain circumstances; limitations on indemnification may be imposed by a court, however, based on principles of public policy.

         The Bylaws of the Company contain provisions requiring indemnification of directors and officers to the maximum extent permitted by the California Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.  EXHIBITS

Exhibit
Number            Description
-------           -----------
 4.1              Amended and Restated Articles of Incorporation of SmarTalk TeleServices, Inc.  (Incorporated
                  by reference to the Registration Statement on Form S-1, filed October 23, 1996)

 4.2              Amended and Restated Bylaws of SmarTalk TeleServices, Inc. (Incorporated by reference to the
                  Registration Statement on Form S-1, filed October 23, 1996)

 5.1              Opinion of Dewey Ballantine with respect to the legality of the securities being registered

23.1              Consent of Dewey Ballantine (contained in their opinion filed herewith as Exhibit 5.1)

23.2              Consent of Price Waterhouse LLP

23.3              Consent of Arthur Andersen LLP

23.4              Consent of KPMG Peat Marwick LLP

24.1              Power of Attorney of directors and certain officers of the Company (included in Signature Page)

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Los Angeles, State of California on the date indicated below.


                                    SMARTALK TELESERVICES, INC.


Date:  September 26, 1997               By:  /s/  DAVID A. HAMBURGER
                                             --------------------------------
                                             David A. Hamburger
                                             General Counsel, Vice President -
                                             Legal Affairs


         Each of the undersigned hereby constitutes and appoints Robert H. Lorsch, Erich L. Spangenberg and David A. Hamburger such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in such person's name and on such person's behalf, in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or such attorneys-in-fact's substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                 Title                                    Date
---------                                                 -----                                    ----
/s/ ROBERT H. LORSCH                     Chairman of the Board and Chief                    September 26, 1997
--------------------------------         Executive Officer (Principal
Robert H. Lorsch                         Executive Officer)

/s/ ERICH L. SPANGENBERG                 President, Chief Operating Officer                 September 26, 1997
--------------------------------         and Director
Erich L. Spangenberg


/s/ GLEN ANDREW FOLCK                    Chief Financial Officer and Vice                   September 26, 1997
--------------------------------         President Finance/Operations
Glen Andrew Folck                        (Principal Financial and
                                         Accounting Officer)

Signature                                 Title                                                   Date
---------                                 -----                                                   ----

/s/ AHMED O. ALFI
--------------------------------         Director                                           September 26, 1997
Ahmed O. Alfi

/s/ FRED F. FIELDING
--------------------------------         Director                                           September 26, 1997
Fred F. Fielding

/s/ JEFFREY I. SCHEINROCK
--------------------------------         Director                                           September 26, 1997
Jeffrey I. Scheinrock

/s/ ROBERT M. SMITH
--------------------------------         Director                                           September 26, 1997
Robert M. Smith

                                  EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
 4.1              Amended and Restated Articles of Incorporation of SmarTalk TeleServices, Inc. (incorporated by reference to the Registration Statement on Form S-1, filed October 23, 1996)

 4.2              Amended and Restated Bylaws of SmarTalk TeleServices, Inc. (incorporated by reference to the
                  Registration Statement on Form S-1, filed October 23, 1996)

 5.1              Opinion of Dewey Ballantine with respect to the legality of the securities being registered

23.1              Consent of Dewey Ballantine (contained in their opinion filed herewith as Exhibit 5.1)

23.2              Consents of Price Waterhouse LLP

23.3              Consent of Arthur Andersen LLP

23.4              Consent of KPMG Peat Marwick LLP

24.1              Power of Attorney of directors and certain officers of the Company (included in Signature Page)